Lucky Strike Entertainment Reports First Quarter Results for Fiscal Year 2027

RICHMOND, VA. November 5, 2026 – Lucky Strike Entertainment (NYSE: LUCK), one of the world’s premier owner/operators of location-based entertainment, today provided financial results for the first quarter of the 2027 fiscal year, which ended on September 27, 2026.

Highlights:

•Total revenue increased 3.5% to $302.6 million versus 1Q26
•Same-store revenue decreased 2.6% versus 1Q26
•Net loss of $25.7 million versus net loss of $13.8 million in 1Q26
•Adjusted EBITDA of $72.1 million versus $72.7 million in 1Q26
•Net cash provided by operating activities of $17.1 million versus net cash used of $6.4 million in 1Q26
•Capital expenditures of $21.5 million versus $25.9 million in 1Q26
•Unveiled the refreshed AMF brand and converted 42 additional locations to the Lucky Strike brand during the quarter; 182 Lucky Strike locations as of November 5, 2026
•Total locations in operation as of November 5, 2026, were 366

“Revenue grew in the first quarter, helped by our first full summer with two new water parks, and while same-store revenue was down, it improved every month and September comped positive,” said Thomas Shannon, Founder and CEO. “We are in a better place than a year ago, but a negative comp is a negative comp, and fixing it comes first.”

“The decline was in retail bowling, our walk-in business, and in alcohol, which is down across the restaurant industry. Events, leagues, food and non-alcoholic beverage grew. Events has now matched or beaten last year for six straight months, and the holiday book is ahead, led by corporate events, while smaller, price-sensitive parties remain under pressure, as the lower-end consumer has for several quarters. Leagues grew despite starting later this fall. California, still our weakest market, narrowed the gap every month and comped slightly positive in September.”

“The water parks were meaningfully more profitable than last year, and with the parks now closed, our focus is next season’s pass sales and pricing, where this year’s lesson is to sell earlier.”

“Capital spending in the quarter was the lowest in five years, and we expect the full year at roughly half its fiscal 2024 peak. With capital spending down, no acquisitions and lower litigation costs, we expect to direct meaningful free cash flow, plus proceeds from a few non-core asset sales, to debt reduction. The Board has also suspended our quarterly dividend. That is a decision about where the next dollar goes, not a change in our view of the long-term earnings power of the business.”

Fiscal Year 2027 Guidance
The Company is reaffirming the fiscal year 2027 guidance provided on August 27, 2026. We remain focused on delivering sustainable, profitable growth and creating meaningful long-term shareholder value. Our strategy is centered on accelerating revenue growth, expanding operating cash flow, and driving higher free cash flow per share through earnings growth and disciplined capital allocation. Looking ahead, our outlook reflects continued organic revenue growth, targeted investments in marketing and technology to strengthen our platform, and incremental contributions from our waterparks in FY27. Together, these initiatives position us to generate stronger cash flow, improve returns on invested capital, and build a more durable earnings growth profile.

Total Revenue Growth:        3% to 5%
Total Revenue:     $1,280M to $1,310M
Adjusted EBITDA:     $340M to $360M
Capital Expenditures:         Approximately $90M

Dividend
The Board of Directors has suspended the Company's quarterly cash dividend on its common stock. The capital retained will be directed toward accelerating the Company's deleveraging plan and positioning the Company to drive shareholder value. The Board will continue to evaluate the dividend as part of its regular review of capital allocation priorities.

Investor Webcast Information
Listeners may access an investor webcast hosted by Lucky Strike Entertainment. The webcast and results presentation will be accessible at 9:00 AM ET on November 5, 2026 in the Events & Presentations section of the Lucky Strike Entertainment Investor Relations website at https://ir.luckystrikeent.com/.

About Lucky Strike Entertainment
Lucky Strike Entertainment is one of the world’s premier location-based entertainment platforms. With over 360 locations across North America, Lucky Strike Entertainment provides experiential offerings in bowling, amusements, water parks, and family entertainment centers. The Company also owns the Professional Bowlers Association, the major league of bowling and a growing media property that boasts millions of fans around the globe. For more information on Lucky Strike Entertainment, please visit IR.LuckyStrikeEnt.com.

Forward Looking Statements
Some of the statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risk, assumptions, and uncertainties, such as statements of our plans, objectives, expectations, intentions, and forecasts. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs, and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to: our ability to design and execute our business strategy; changes in consumer preferences and buying patterns; our ability to compete in our markets; the occurrence of unfavorable publicity; risks associated with long-term non-cancellable leases for our locations; our ability to retain key managers; risks associated with our substantial indebtedness and limitations on future sources of liquidity; our ability to carry out our expansion plans; our ability to successfully defend litigation brought against us; failure to hire and retain qualified employees and personnel; cybersecurity breaches, cyber-attacks and other interruptions to our and our third-party service providers’ technological and physical infrastructures; catastrophic events, including war, terrorism and other conflicts; public health emergencies and pandemics, such as the COVID-19 pandemic, or natural catastrophes and accidents; fluctuations in our operating results; economic conditions, including the impact of increasing interest rates, inflation and recession; and other factors described under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on August 27, 2026, as well as other filings that the Company will make, or has made, with the SEC, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, except as required by applicable law.

Non-GAAP Financial Measures
To provide investors with information in addition to our results as determined under Generally Accepted Accounting Principles (“GAAP”), we disclose Same Store Revenue and Adjusted EBITDA as “non-GAAP measures”, which management believes provide useful information to investors because each measure assists both investors and management in analyzing and benchmarking the performance and value of our business. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period, and management relies on these measures for planning and forecasting of future periods. Additionally, these measures allow management to compare our results with those of other companies that have different financing and capital structures. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for revenue or net income as calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our fiscal year 2027 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Such items include, but are not limited to, acquisition-related expenses, share-based compensation, and other items not reflective of the Company's ongoing operations.

Same Store Revenue represents total Revenue less Non-Location Related Revenue, Revenue from Closed Locations, Service Fee Revenue, if applicable, and Acquired Revenue. Adjusted EBITDA represents Net Income (Loss) before Interest Expense, Income Taxes, Depreciation and Amortization, Impairment and Other Charges, Share-based Compensation, EBITDA from Closed Locations, Foreign Currency Exchange Loss (Gain), Asset Disposition Loss (Gain), Transactional and other advisory costs, System modernization costs, changes in the value of earnouts, and other.

The Company considers Same Store Revenue as an important financial measure because it provides comparable revenue for locations open for the entire duration of both the current and comparable measurement periods.

The Company considers Adjusted EBITDA as an important financial measure because it provides a financial measure of the quality of the Company’s earnings. Other companies may calculate Adjusted EBITDA differently than we do, which might limit its usefulness as a comparative measure. Adjusted EBITDA is used by management in addition to and in conjunction with the results presented in accordance with GAAP. We have presented Adjusted EBITDA solely as a supplemental disclosure because we believe it allows for a more complete analysis of results of operations and assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

GAAP Financial Information

Lucky Strike Entertainment Corporation
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	September 27, 2026	June 28, 2026
Assets
Current assets:
Cash and cash equivalents	$37,912	$39,360
Accounts and notes receivable, net	6,871	10,136
Inventories, net	16,245	16,314
Prepaid expenses and other current assets	40,536	37,356
Assets held-for-sale	756	756
Total current assets	102,320	103,922

Property and equipment, net	1,225,085	1,237,484
Operating lease right of use assets	505,523	514,731
Finance lease right of use assets, net	320,982	324,124
Intangible assets, net	48,261	50,604
Goodwill	887,823	887,823
Deferred income tax asset	58,471	62,225
Other assets	47,450	46,508
Total assets	$3,195,915	$3,227,421

Liabilities, Temporary Equity and Stockholders’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$149,295	$154,261
Current maturities of long-term debt	9,502	9,543
Current obligations of operating lease liabilities	35,824	35,053
Earnout liability	—	2,163
Other current liabilities	9,057	5,955
Total current liabilities	203,678	206,975

Long-term debt, net	1,781,393	1,771,759
Long-term obligations of operating lease liabilities	532,772	541,360
Long-term obligations of finance lease liabilities	453,529	453,097
Long-term financing obligations	459,933	457,737
Other long-term liabilities	55,625	55,854
Deferred income tax liabilities	4,394	4,440
Total liabilities	3,491,324	3,491,222

Commitments and Contingencies

	September 27, 2026	June 28, 2026
Temporary Equity
Series A preferred stock	$138,121	$134,424

Stockholders’ Deficit
Class A common stock	13	13
Class B common stock	6	6
Additional paid-in capital	434,603	444,103
Treasury stock, at cost	(493,674)	(493,676)
Accumulated deficit	(374,632)	(348,958)
Accumulated other comprehensive income	154	287
Total stockholders’ deficit	(433,530)	(398,225)
Total liabilities, temporary equity and stockholders’ deficit	$3,195,915	$3,227,421

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Operations
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	September 27, 2026	September 28, 2025
Revenues
Bowling	$122,055	$125,270
Food & beverage	98,531	96,129
Amusement & other	82,058	70,879
Total revenues	302,644	292,278

Costs and expenses
Location operating costs, excluding depreciation and amortization	99,250	97,826
Location payroll and benefit costs	78,263	75,244
Location food and beverage costs	22,593	21,935
Selling, general and administrative expenses, excluding depreciation and amortization	40,334	35,345
Depreciation and amortization	32,479	33,195
Loss on impairment and disposal of fixed assets, net	1,843	1,375
Other operating income, net	(354)	(888)
Total costs and expenses	274,408	264,032

Operating income	28,236	28,246

Other (income) expenses
Interest expense, net	52,039	53,397
Change in fair value of earnout liability	(2,163)	(3,527)
Other expense	—	4,931
Total other expense	49,876	54,801

Loss before income tax expense (benefit)	(21,640)	(26,555)

Income tax expense (benefit)	4,034	(12,757)
Net loss	$(25,674)	$(13,798)

Lucky Strike Entertainment Corporation
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended
	September 27, 2026	September 28, 2025
Net cash provided by (used in) operating activities	$17,104	$(6,408)
Net cash used in investing activities	(21,521)	(315,147)
Net cash provided by financing activities	3,004	292,671
Effect of exchange rates on cash	(35)	230
Net decrease in cash and cash equivalents	(1,448)	(28,654)

Cash and cash equivalents at beginning of period	39,360	59,686

Cash and cash equivalents at end of period	$37,912	$31,032

Balance Sheet and Liquidity
As of September 27, 2026 and June 28, 2026, our calculation of net debt was as follows:

(in thousands)	September 27, 2026	June 28, 2026
Cash and cash equivalents	$37,912	$39,360
Bank debt and loans	1,817,300	1,808,584
Net debt	$1,779,388	$1,769,224

As of September 27, 2026 and June 28, 2026, our cash on hand and revolving borrowing capacity was as follows:

(in thousands)	September 27, 2026	June 28, 2026
Cash and cash equivalents	$37,912	$39,360
Revolver Capacity	425,000	425,000
Amounts outstanding on Revolver	(112,000)	(100,000)
Revolver capacity committed to letters of credit	(27,622)	(24,122)
Total cash on hand and revolving borrowing capacity	$323,290	$340,238

GAAP to non-GAAP Reconciliations

	Same Store Revenue
	Three Months Ended
(in thousands)	September 28, 2025	September 27, 2026
Total Revenue - Reported	$292,278	$302,644

less: Service Fee Revenue	(586)	(383)

Revenue Excluding Service Fee Revenue	$291,692	$302,261

less: Non-Location Related (including Closed Centers)	(5,617)	(2,373)

Total Location Revenue	$286,075	$299,888

less: Acquired Revenue	(6,487)	(27,616)

Same Store Revenue	$279,588	$272,272

% Year-over-Year Change
Total Revenue – Reported		3.5%
Total Revenue excluding Service Fee Revenue		3.6%
Total Location Revenue		4.8%
Same Store Revenue		(2.6)%

	Adjusted EBITDA Reconciliation
	Three Months Ended
(in thousands)	September 27, 2026	September 28, 2025
Consolidated
Revenue	$302,644	$292,278
Net loss - GAAP	(25,674)	(13,798)
Net loss margin	(8.5)%	(4.7)%
Adjustments:
Interest expense	52,039	53,397
Income tax expense (benefit)	4,034	(12,757)
Depreciation and amortization	33,031	33,500
Loss on impairment, disposals, and other charges, net	1,843	1,375
Share-based compensation	3,005	3,486
Closed location EBITDA (1)	155	521
Transactional and other advisory costs (2)	3,115	9,485
System modernization costs (3)	2,220	512
Changes in the value of earnouts (4)	(2,163)	(3,527)
Other, net (5)	498	460
Adjusted EBITDA	$72,103	$72,654
Adjusted EBITDA Margin	23.8%	24.9%

(1)The closed location adjustment is to remove EBITDA for closed locations. Closed locations are those locations that are closed for a variety of reasons, including permanent closure, newly acquired or built locations prior to opening, locations closed for renovation or rebranding and conversion. If a location is not open on the last day of the reporting period, it will be considered closed for that reporting period. If the location is closed on the first day of the reporting period for permanent closure, the location will be considered closed for that reporting period.
(2)The adjustment for transaction costs and other advisory costs is to remove charges incurred in connection with any transaction, including mergers, acquisitions, refinancing, amendment or modification to indebtedness, and dispositions, in each case, regardless of whether consummated.
(3)The adjustment for system modernization costs represents non-capitalizable third-party consulting, professional, and related costs incurred on discrete initiatives to modernize the Company's technology platforms. They are incremental to, and not part of, the Company's normal, recurring operating expenses. The adjustment excludes depreciation and amortization, recurring software subscription and licensing fees, and costs to operate, support, or maintain the platforms after the applicable initiatives are complete. To date, substantially all of these costs relate to a discrete initiative to modernize the Company’s customer relationship management (CRM) platform, which began in fiscal 2026 and is expected to be completed in the fourth quarter of fiscal 2027. For the quarter ended September 28, 2025, the $512 of system modernization costs was previously included in transactional and other advisory costs and has been reclassified to conform to the current period presentation.
(4)The adjustment for changes in the value of earnouts is to remove the impact of the revaluation of the earnouts. Changes in the fair value of the earnout liability are recognized in the statement of operations. Decreases in the liability will have a favorable impact on the statement of operations and increases in the liability will have an unfavorable impact.
(5)Other includes the following related to transactions that do not represent ongoing or frequently recurring activities as part of the Company’s operations: (i) non-routine expenses, net of recoveries for matters outside the normal course of business, (ii) severance expense, and (iii) other individually de minimis expenses.

Contacts:
Lucky Strike Entertainment Corporation Investor Relations
IR@LSEnt.com